Exhibit 4.15.2




                             CENTRAL MAINE POWER COMPANY


                                         and


                                THE BANK OF NEW YORK,

                                                  As Trustee


                        _____________________________________


                             THIRD SUPPLEMENTAL INDENTURE


                            Dated as of December 15, 1994





                             Supplementing the Indenture


                              Dated as of August 1, 1989


                         ____________________________________

                    THIS THIRD SUPPLEMENTAL INDENTURE, dated as of December 15, 1994, is between CENTRAL MAINE POWER COMPANY, a Maine corporation (hereinafter called the "Issuer" or the "Company"), having its principal office at 83 Edison Drive, Augusta, Maine 04336, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter called the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, New York, New York 10286.


                                Recitals of the Issuer

                    The Issuer and the Trustee have heretofore entered into an Indenture, dated as of August 1, 1989, as supplemented by the First Supplemental Indenture, dated as of August 7, 1989 and the Second Supplemental Indenture, dated as of January 10, 1992 (such Indenture, as heretofore supplemented and as supplemented by this supplemental indenture being hereinafter referred to as the "Indenture"), relating to the issuance at any time or from time to time of its Securities on terms to be specified at the time of issuance. As of September 30, 1994, $_____________ in aggregate principal amount of Medium-Term Notes, Series A have been issued under the Indenture, of which $________________ is outstanding and $150,000,000 in aggregate principal amount of Medium-Term Notes, Series B have been issued under the Indenture of which $__________ in aggregate principal amount is outstanding. Terms used and not otherwise defined herein shall (unless the context otherwise clearly requires) have the respective meanings given to them in the Indenture.

                    The Indenture provides in Article Three thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors (delivered to the Trustee in the form of a Board Resolution) or established in one or more indentures supplemental thereto. The Issuer desires by this supplemental indenture, among other things, to establish the form of the Securities of a series, to be titled "Medium-Term Notes, Series C" of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 3.1 and 10.1(e) of the Indenture. The Issuer has duly authorized the execution and delivery of this supplemental indenture.

                    Article Ten of the Indenture provides that the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto for certain purposes enumerated in Section 10.1 thereof, including the establishment of the form or terms of Securities of any series as permitted by
          Section 3.1 thereof.

                    The execution and delivery of this supplemental indenture by the parties hereto are in all respects authorized by the provisions of the Indenture.

                    All things necessary have been done to make this supplemental indenture a valid agreement of the Issuer, in accordance with its terms.


                    NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE
          WITNESSETH:

                    For and in consideration of the premises, it is mutually covenanted and agreed, as follows:


                                     ARTICLE ONE

                     Establishment of Medium-Term Notes, Series C

                    Section 1.01. The title of the series of the Securities established by this supplemental indenture shall be "Medium-Term Notes, Series C" of the Issuer (hereinafter called the "Series C Notes"). The Series C Notes shall be substantially in the form set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee.

                    Section 1.02. The Series C Notes shall be limited to $150,000,000 in aggregate principal amount at any time
          Outstanding, determined in accordance with the definition of "Outstanding" in Section 1.1 (including the final paragraph thereof) of the Indenture.

                    Section 1.03. The Series C Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities, except in each case as otherwise provided in an Issuer Order with respect to any Series C Notes. The Depository for such Global Security or Global Securities representing Series C Notes may surrender one or more Global Securities representing Series C Notes in exchange in whole or in part for individual Series C Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of Section 2.4 of the Indenture.

                    Section 1.04. The Issuer hereby appoints, or confirms the appointment of, The Bank of New York as the initial Trustee, Securities Registrar and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents). An Authenticating Agent may be appointed for the Series C Notes under the circumstances set forth in, and subject to the provisions of, the Indenture.

                    Section 1.05.  If the Trustee shall cease to be
          Securities Registrar for the Series C Notes, the Issuer shall,

          upon the written request of the Trustee, establish by an Officers' Certificate the applicable dates for the purpose of clause (a) of Section 5.1 of the Indenture with respect to any Series C Notes that do not bear interest.

                    Section 1.06. The terms of the Series C Notes shall be as set forth in Exhibit A hereto, and shall include the payment and other terms reflected on the respective Series C Notes as actually executed, authenticated and delivered under the Indenture. Without limiting the generality of the foregoing, specific terms of particular Series C Notes (including any interest rate formulas not specified in Exhibit A hereto, any redemption, sinking fund or other repayment terms that differ from the provisions of Article Fourteen or Fifteen of the Indenture and any terms for satisfaction and discharge of the Indenture that differ from the provisions of Article Twelve of the Indenture) may be determined in accordance with or pursuant to the Issuer Order with respect thereto, as referred to in
          Section 3.3 of the Indenture.





                                     ARTICLE TWO

                                    Miscellaneous

                    Section 2.01. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this supplemental indenture. The Indenture, as supplemented by this supplemental indenture, is in all respects hereby adopted, ratified and confirmed.

                    Section 2.02. This supplemental indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                    Section 2.03. If any provision of this supplemental indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

                    Section 2.04. The Article headings herein are for convenience only and shall not affect the interpretation hereof.

                    IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested (the date of this supplemental indenture being the date of execution by the Trustee, as indicated in its Acknowledgment).


                                             CENTRAL MAINE POWER COMPANY


                                             By s/D. E. Marsh
                                               Name:  D. E. Marsh
                                               Title:  Vice President

                                                            [Seal]

                                             Attest:

                                              s/William M. Finn
                                             Name:  William M. Finn
                                             Title:  Secretary


                                             THE BANK OF NEW YORK


                                             By s/Mary Jane Morrissey
                                               Name:  Mary Jane Morrissey
                                               Title:  Assistant Vice
                                                       President

                                                            [Seal]

                                             Attest:

                                              s/Vivian Georges
                                             Name:  Vivian Georges
                                             Title:  Assistant Vice
                                                     President

          STATE OF MAINE      )
                              )  ss.:
          COUNTY OF KENNEBEC  )


                    At Augusta, on this 28th day of December, 1994, before me, a Notary Public in and for the County of Kennebec and State of Maine, personally appeared D. E. Marsh and William M. Finn, the Vice President and Secretary, respectively, of Central Maine Power Company, each to me personally known, who respectively executed, and affixed and attested the corporate seal on, the foregoing instrument on behalf of said corporation, and severally acknowledged the same to be their free act and deed in their said capacities and the free act and deed of Central Maine Power Company.

                                                  NOTARIAL SEAL


                                                   s/Alice D. Richards
                                                        Notary Public


          My Commission Expires:  January 4, 1997



          STATE OF NEW YORK   )
                              )  ss.:
          NEW YORK COUNTY     )


                    At The City of New York, on this 27th day of December, 1994, before me, a Notary Public in and for the County and State of New York, personally appeared Mary Jane Morrissey and Vivian Georges, an Assistant Vice President, and an Assistant Vice President, respectively, of The Bank of New York, to me personally known, who respectively executed, and affixed and attested the corporate seal on, the foregoing instrument on behalf of said corporation, and severally acknowledged the same to be their free act and deed in their said capacities and the free act and deed of The Bank of New York, as Trustee.

                                                  NOTARIAL SEAL


                                                   s/Timothy J. Shea
                                                        Notary Public



          My Commission Expires:  May 5, 1996

                                                                 Exhibit A


                                [FORM OF FACE OF NOTE]


          Registered
          No. C-                                                 Registered
          CUSIP


                    If this Note is registered in the name of The Depository Trust Company (the "Depository") (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository unless and until this Note is presented by an authorized agent of The Depository Trust Company to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                             CENTRAL MAINE POWER COMPANY

                              MEDIUM-TERM NOTE, SERIES C

                    If applicable, the "Total Amount of OID",
                    "Yield to Maturity" and "Initial Accrual
                    Period OID" (computed under the designated method) below will be completed solely for the purposes of applying the Federal income tax original issue discount ("OID") rules.


               Floating Rate Note            ______% Fixed Rate Note

          Original Issue Date:               Principal Amount:
          Interest Accrual Date:             Issue Price:
          Interest Payment Dates:
          Maturity Date:
          Redemption Date(s):                Redemption Price(s):
          Repayment Date(s):                 Repayment Price(s):
          Total Amount of OID:
          Yield to Maturity:                 Optional Interest Rate Reset:
          Initial Accrual
          Period OID:                        Extendible:
                                             Other Provisions:


                    Only Applicable if this is a Floating Rate Note:

          Initial Interest Rate:             Spread (plus or minus):
          Index Maturity:                    Spread Multiplier:
          Base Rate:                         Maximum Interest Rate:
          Interest Reset Period:             Minimum Interest Rate:
          Interest Reset Dates:
          Interest Determination Dates:
          Interest Payment Period:
          Calculation Dates:

                    Central Maine Power Company, a Maine corporation (the "Company", which term includes any successor issuer under the Indenture hereinafter referred to), for value received hereby promises to pay to _______ ______________ or registered assigns, the principal sum of _____ ______________ Dollars on the "Maturity Date", as set forth above, and to pay interest hereon as described on the reverse hereof.

                    The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                    REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                    Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, CENTRAL MAINE POWER COMPANY has caused this instrument to be signed in its corporate name by the signatures or facsimile signatures of its President or a Vice President, and its Treasurer or an Assistant Treasurer, and its corporate seal or a facsimile thereof to be hereon impressed,

          engraved or imprinted and attested by such signature or facsimile signature of its Secretary or an Assistant Secretary.


          Dated:                             CENTRAL MAINE POWER COMPANY

                    (Seal)
                                             By:___________________________
                                                             Vice President
          Attest: ____________________
                       Secretary             By:___________________________
                                                                  Treasurer
          Trustee's Certificate of
            Authentication


          This is one of the
            Securities of the series
            designated therein
            referred to in the within-
            mentioned Indenture.

          THE BANK OF NEW YORK,
            as Trustee


          By: ________________________
                Authorized Signatory





                              [FORM OF REVERSE OF NOTE]



                             CENTRAL MAINE POWER COMPANY

                              MEDIUM-TERM NOTE, SERIES C

                    1. This Note is one of a duly authorized issue of unsecured debt securities (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of August 1, 1989 between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of August 7, 1989, the Second Supplemental Indenture, dated as of January 10, 1992 and the Third Supplemental Indenture, dated as of December 15, 1994, and as further amended and supplemented (herein called the "Indenture"), to which Indenture reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series designated on the face hereof as Medium-Term Notes, Series C (the "Notes"), limited to $150,000,000 in aggregate principal amount. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, and may otherwise vary, all as provided in the Indenture.

                    2.A. The record date (the "Regular Record Date") with respect to any Interest Payment Date (as defined below) shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day (unless otherwise shown on the face hereof or as specified below). Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name the Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and the succeeding Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date; and provided, further, that interest payable at Maturity will be payable to the person to

          whom principal shall be payable. "Maturity" means the date on which the principal amount hereof becomes due and payable, whether at Stated Maturity or earlier by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner hereof on such Regular Record Date, and may be paid to the person in whose name such Note is registered on the close of business on a subsequent record date established by notice given by mail, by or on behalf of the Company to such Holder not less than fifteen days preceding such subsequent record date, such record date to be not less than ten days preceding the date for payment of such defaulted interest, or may be paid as more fully provided in the Indenture. "Business Day" means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (b) with respect to a LIBOR Note, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. In connection with any calculations, all percentages will be rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards, and all dollar amounts used in or resulting from such calculations on the Notes will be rounded to the nearest one cent (with one-half cent being rounded upwards).

                    B. If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount from its Original Issue Date at the rate per annum stated on the face hereof until the principal amount hereof is paid or made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest semi-annually each September 1 and March 1 (each an "Interest Payment Date"), commencing (except as set forth above in the case of a Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date) with the Interest Payment Date immediately following the Original Issue Date and at Maturity. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, and no interest shall accrue by reason of such delayed payment. Each payment of interest in respect of an Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date. Interest on Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                    C. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount from its Original Issue Date at a rate or rates determined in accordance with the provisions below under the headings "Determination of CD Rate", "Determination of Commercial Paper Rate", "Determination of Federal Funds Rate", "Determination of LIBOR", "Determination of Prime Rate", or "Determination of Treasury Rate", depending upon whether the Base Rate specified on the face hereof is CD

          Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate or Treasury Rate, respectively, until the principal hereof is paid or duly made available for payment.

                    The rate of interest on each Floating Rate Note shall be reset on the day or days specified on the face hereof (each an "Interest Reset Date") on a daily, weekly, monthly, quarterly, semi-annual or annual basis (the "Interest Reset Period") as specified on the face hereof. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except, (i) if the Base Rate is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day or (ii) if the Base Rate is Treasury Rate and the Interest Reset Date falls on a date which is an auction date (as described below), the Interest Reset Date shall be the following day that is a Business Day.

                    The Company will pay interest monthly, quarterly, semi-annually or annually or otherwise, in each case as specified on the face hereof under "Interest Payment Period" commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date. Unless otherwise specified on the face hereof, the date or dates on which interest will be payable (each an "Interest Payment Date") will be, (i) in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Period, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Period, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes with a semi-annual Interest Reset Period, on the third Wednesday of each of the two months specified on the face hereof; and (iv) in the case of Floating Rate Notes with an annual Interest Reset Period, on the third Wednesday of one month of each year specified on the face hereof and, in each case, at Maturity.

                    If any Interest Payment Date other than at Maturity for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If Maturity for any Floating Rate Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall be payable on the date of payment for the period from and after the due date.

                    Unless otherwise indicated on the face hereof, interest payments on each Interest Payment Date and at Maturity for Floating Rate Notes will include accrued interest from and including the Original Issue Date or the next preceding Interest

          Payment Date to which interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the date of Maturity. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for each such day will be computed by dividing the interest rate (calculated as set forth below) applicable to such day by 360 if the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, if the Base Rate is Treasury Rate, as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation referred to on the face hereof and to any adjustment by a Spread and/or a Spread Multiplier referred to on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the "Initial Interest Rate" set forth on the face hereof. The interest rate hereon will in no event be higher than the maximum rate permitted by applicable law.

                    The interest rate for each Interest Reset Period for a Floating Rate Note will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Interest Reset Period. Unless otherwise specified on the face hereof, the "Interest Determination Date" pertaining to an Interest Reset Date will be, if the Base Rate is the CD
          Rate, Commercial Paper Rate, Federal Funds Rate or Prime Rate, the second Business Day next preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is LIBOR, the second London Banking Day next preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is Treasury
          Rate, the day of the week in which such Interest Reset Date falls on which direct obligations of the United States ("Treasury bills") of the Index Maturity specified on the face hereof would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date for any Note the Base Rate for which is the Treasury Rate

          occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date for any Note the Base Rate for which is the Treasury Rate, such Interest Reset Date will be the first Business Day immediately following such auction date.

                    Unless otherwise specified on the face hereof, the "Calculation Date", where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

                    Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

                    Determination of CD Rate. If the Base Rate indicated on the face hereof is the CD Rate, the interest rate shall equal the rate on each Interest Determination Date specified on the face hereof for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate for such Interest Determination Date will be the rate on such Interest Determination Date for negotiable certificates of deposit of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified Index Maturity in a denomination of $5,000,000. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such Interest


          Determination Date will be the CD Rate in effect on such Interest Determination Date.

                    Determination of Commercial Paper Rate. If the Base Rate indicated on the face hereof is the Commercial Paper Rate, the interest rate shall equal the Money Market Yield (calculated as described below) of the rate on each Interest Determination Date specified on the face hereof for commercial paper having the Index Maturity specified on the face hereof, as such rate is published in H.15(519), under the heading "Commercial Paper" or, if such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate for such Interest Determination Date will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as specified herein, the Commercial Paper Rate with respect to such Interest Determination Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

                    "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:
                                               D X 360
                    Money Market Yield =                    X 100
                                               360 - (D X M)

          where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

                    Determination of Federal Funds Rate. If the Base Rate indicated on the face hereof is the Federal Funds Rate, the interest rate shall equal the rate on each Interest Determination
          Date specified on the face hereof for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if

          such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will then be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/ Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent. In each of the above cases the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate with respect to such Interest Determination Date will be the Federal Funds in effect on such Interest Determination Date.

                    Determination of LIBOR. If the Base Rate indicated on the face hereof is LIBOR, the interest rate with respect to each Interest Determination Date specified on the face hereof shall be determined in accordance with the following provisions:

                    (i)  With respect to any such Interest Determination
                    Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified designated
                    LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States dollars having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following the Interest Determination Date, which appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in United States dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, which appears on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on that Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page with respect to LIBOR Reuters by its terms provides only for

                    a single rate, in which case such single rate shall be
                    used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR in respect of the related Interest Determination Date will be determined as if the rate described in clause (ii) below had been specified.

                    (ii) With respect to any such Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in United States dollars for the period of the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading banks, having the Index Maturity specified on the face hereof in a principal amount that is representative for a single transaction in United States dollars in such market at such time.

          In each of the above cases the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the banks selected as aforesaid by the Calculation Agent are not quoting as set forth above, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

                          "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for United States dollars (if "LIBOR Reuters" is designated on the face hereof), or (b) the display on the Dow Jones Telerate
          Service for the purpose of displaying the London interbank rates of major banks for United States dollars (if "LIBOR Telerate" is designated on the face hereof). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate (page 3750) had been chosen.

                    Determination of Prime Rate. If the Base Rate indicated on the face hereof is the Prime Rate, the interest rate shall equal the rate on each Interest Determination Date specified on the face hereof as published in H.15(519) opposite the caption "Bank Prime Loan". If such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are quoted as aforesaid, the Prime Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the prime rates quoted in The City of New York on such date by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by a Federal or state authority, selected by the Calculation Agent to quote such rate or rates.
          In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

                    If the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate otherwise in effect on such Interest Determination Date.
          "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace page NYMF on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

                    Determination of Treasury Rate. If the Base Rate indicated on the face hereof is the Treasury Rate, the interest rate shall equal the rate on each Interest Determination Date specified on the face hereof applicable to the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof,

          as such rate is set forth in H.15(519) under the heading "Treasury Bills - auction average (Investment)" or, if not so made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate for such Interest Determination Date will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity. In each of the above cases the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this paragraph, the Treasury Rate for such Interest Determination Date will be the Treasury Rate with respect to such Interest Determination Date shall be the Treasury Rate in effect on such date.

                    Initially, The Bank of New York shall be the
          Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

                    Interest Rate Reset. If specified on the face hereof, the Company has the option to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, on the date or dates specified on the face hereof (each an "Optional Reset Date") and on the basis or formula, if any, for such resetting specified on the face hereof.

                    The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Paying Agent will mail to the Holder hereof a Notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of

          the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and
          (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of the principal amount of such Note (each period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

                    Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, in either case provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a new Spread and/or Spread Multiplier which results in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Paying Agent to mail notice of such higher interest rate or new Spread and/or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or new Spread and/or Spread Multiplier, in the case of a Floating Rate Note.

                    If the Company elects to reset the interest rate or the Spread and/or Spread Multiplier on an Optional Reset Date, the Holder will have the option to elect repayment by the Company on such Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date.
          In order for a Note to be so repaid on an Optional Reset Date on which the interest rate or the Spread and/or Spread Multiplier is reset, the Holder must follow the procedures set forth in paragraph 5 below for optional repayment, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until 5:00 p.m. New York City time on the tenth day, whether or not a Business Day, prior to such Optional Reset Date.

                    Extendible Notes. If specified on the face hereof, the interest rate on, or interest rate formula pertaining to, this Note may be subject to adjustment and this Note may be subject to repayment at certain times at the option of the Holder or to redemption at certain times at the option of the Company
          ("Extendible Notes").  If any such options are applicable to this

          Note, the terms and procedures relating thereto will be as set forth in Exhibit A hereto.

                    Unless otherwise specified in Exhibit A hereto, the Extendible Notes will be repayable in whole or in part on the day immediately following the end of the initial interest period, as specified in Exhibit A, and on the day immediately following the end of each Extension Period, at the option of the Holder, at 100% of the principal amount to be repaid, in each case plus accrued interest, if any, to the repayment date. An "Extension Period" will be a period of one or more whole calendar periods (e.g., weeks, months, or years) commencing on the day following the last day of the initial interest period or any subsequent Extension Period.

                    Combination of Provisions. If so specified on the face hereof, this Note may be subject to all of the provisions, or any combination of the provisions, described above under "Interest Rate Reset" and "Extendible Notes".

                    3. Payments of interest (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable Regular Record Date, unless otherwise agreed to by the Company. The principal amount hereof and any premium and the interest payable at Maturity will be paid at Maturity against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or as otherwise provided in the Indenture.

                    4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) (expressed as a percentage of the principal amount hereof) set forth on the face hereof, together with interest accrued and unpaid hereon to such Redemption Date. If no such Redemption Date is set forth on the face hereof, this Note may not be so redeemed prior to the Maturity Date specified on the face hereof. If fewer than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes of like tenor or terms not previously called for redemption. Such selection shall be of principal amounts in increments of $1,000 (provided that any remaining principal of any Note shall be at least $25,000). Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor or terms for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.
                    5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the related Repayment Price(s) (expressed as a percentage of the principal amount hereof) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid prior to the Maturity Date specified on the face hereof. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest accrued and unpaid hereon to such Repayment Date. In order for this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent must receive not less than 30 but not more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note's tenor or terms, the principal amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Paying Agent no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by such Paying Agent by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

                    6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If this is an Original Issue Discount
          Note and the principal amount hereof is declared to be due and payable, the amount of principal due and payable with respect to this Note shall be limited to the Amortized Face Amount of this Note as of the date of such declaration. If this Note is an Original Discount Note that does not bear stated interest, the "Amortized Face Value" hereof shall be the sum of (i) the aggregate principal amount of this Note multiplied by the Issue
          Price (expressed as a percentage of the aggregate principal amount) indicated on the face hereof plus (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of this Note that has accrued at the Yield to Maturity set forth on the face hereof (computed in accordance with generally accepted financial practices in effect on the date of declaration) to such date of declaration, but in no event shall the Amortized Face Amount of this Note exceed the principal amount hereof. An Original Issue

          Discount Note is a Note, including any Zero-Coupon Note, that has a stated redemption price at its Maturity Date that exceeds its Issue Price by at least 0.25% of its principal amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date for such Note and any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

                    7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and past defaults under the Indenture and their consequences with respect to such series. In the case of any such waiver, the Holder of this Note shall be restored to his former position and rights hereunder, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any related Event of Default shall be deemed to have been cured, and not to have occurred for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                    8. No reference herein to the Indenture and no provision of this Note or of the Indenture shall affect or impair the obligation of the Company, which is unconditional and absolute, to pay the principal of and premium, if any, and interest on this Note at the places, at the times, at the rates, in the amounts and in the coin or currency as prescribed herein and in the Indenture.

                    9. Notes will be issued in denominations of $25,000 and integral multiples of $1,000 in excess thereof.

                    10. As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York. Every Note presented for registration of transfer shall (if so required by the Company or the Securities Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and terms of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
                    The Company shall not be required (i) to issue, register the transfer of or exchange Notes to be redeemed for a period of fifteen days preceding the date of the mailing of the notice of redemption, or (ii) to register the transfer of or to exchange any such Note or portion thereof selected for redemption, except the unredeemed portion of any such Note being redeemed in part.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner hereof for all purposes whether or not such Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    11. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

                    12. The Indenture and this Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Maine, and for all purposes this Indenture shall be construed in accordance with the laws of said State, except that the rights and duties of the Trustee shall be governed by the laws of the State of New York.

                                      ASSIGNMENT


                    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          ______________________________     ____________________________
          Please insert social security      Please print or typewrite
          or other identifying number        name and address of assignee
          of assignee

          _________________________________________________________________

          _________________________________________________________________

          the within Note of Central Maine Power Company and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer the said Note on the books of the within-mentioned Company, with full power of substitution in the premises.

          Dated: _________________           ______________________________
                                             Notice:  The signature on this
                                             assignment must correspond
                                             with the name as written upon
                                             the face of the Note in every
                                             particular without alteration
                                             or enlargement or any change
                                             whatsoever.

                              OPTION TO ELECT REPAYMENT*


                    The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at __________________________
          ________________________________________________________________
                    Please print or typewrite name and address of the undersigned

                    If less than the entire principal amount of the within
          Note is to be repaid, specify the portion thereof that the Holder elects to have repaid _____________________________________ and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ____________________________.


          Date:  ______________________      _____________________________
                                                       Signature







          * Note: This option is not available to a holder unless this Note contains an express provision granting to the holder hereof an option to elect repayment.